UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 14, 2026

Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)

(510) 984-1761

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution and Exchange Agreement

On February 15, 2026, Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso” or the “Company”), entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of Applied Digital Corporation, a Nevada corporation (“APLD”), and Applied Digital Cloud Corporation, a Nevada corporation, which at the time of the Closing (as defined below), will be a wholly owned subsidiary of Contributor (“Cloud”), for purposes of consummating a business combination (the “Business Combination”), as a result of which (i) Cloud will become a wholly owned subsidiary of the Company, (ii) the Company will, immediately after the consummation of the Business Combination (the “Closing”), continue as the parent of the combined company, and (iii) the Company will change its name to ChronoScale Corporation (“ChronoScale”). Capitalized terms used but not defined herein shall have the meanings given to them in the Contribution and Exchange Agreement.

Subject to the satisfaction or waiver of the conditions set forth in the Contribution and Exchange Agreement, Contributor will contribute all of its right, title and interest in and to 1,200 shares of the common stock of Cloud, constituting 100% of the issued and outstanding equity of Cloud (the “Contributed Shares”), to the Company in exchange for 138,216,820 newly issued shares (the “Exchanged Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

As a result of and upon the consummation of the Business Combination, Contributor is expected to own approximately 97% of the combined company’s outstanding equity before giving effect to the other transactions contemplated by the Contribution and Exchange Agreement. The Exchanged Shares will be issued in a private placement transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), will initially bear customary restrictive legends, and will be subject to legend removal in accordance with the terms of the Contribution and Exchange Agreement and applicable law, including Rule 144, when the conditions therefor are met.

Closing Conditions

The Closing is subject to certain customary mutual conditions, including:

(a)    stockholder approval of the Business Combination as set forth in the Contribution and Exchange Agreement and related proposals (“Stockholder Approval”);

(b)    an Information Statement or a Proxy Statement must be cleared by the Securities and Exchange Commission (the “SEC”) and sent to the Company’s stockholders in accordance with Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in the case of the Information Statement, such mailing must be at least twenty (20) calendar days prior to Closing;

(c)    No order or law shall have been entered, adopted, enacted, issued, promulgated or enforced, in each case, by a governmental entity that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Business Combination or the other transactions contemplated by the Contribution and Exchange Agreement;

(d)    All requisite approvals or waivers as required by the terms of the Contribution and Exchange Agreement shall have been obtained;

(e)    The Company shall have cash and cash equivalents equal to at least $15,000,000, inclusive of net proceeds of the PIPE Investment (as defined below); and

(f)    The Second Amended and Restated Articles of Incorporation of the Company (the “Second Restated Articles”) shall have been duly adopted by all necessary corporate action on the part of the Company, filed with the Secretary of State of the State of Nevada, and shall be in full force and effect as of immediately prior to the Closing.

The obligation of each party to consummate the Business Combination is also conditioned upon (i) performance and compliance by the other party in all material respects with its pre-Closing obligations and covenants under the Contribution and Exchange Agreement, (ii) the accuracy of the representations and warranties of the other party as of the Closing (subject to customary materiality qualifiers), (iii) in both Cloud’s and the Company’s case, the absence of a continuing material adverse effect with respect to the other party, (iv) in Cloud’s case, that (a) the PIPE Investment for gross proceeds of an amount to be determined by APLD Intermediate and on terms acceptable to APLD Intermediate, shall have been consummated concurrently with the Closing, (b) certain third-party consents as required by the terms of the Contribution and Exchange Agreement shall have been obtained, (c) the Nasdaq listing application shall have been submitted and approved, (d) the Investor Rights Agreement shall be in full force and effect at Closing, and (e) certain tail insurance policies as described in the Contribution and Exchange Agreement have been bound, paid for and in effect.

Representations, Warranties, and Covenants

The Company, Cloud, APLD Intermediate and Contributor have each made customary representations, warranties and covenants in the Contribution and Exchange Agreement. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Contribution and Exchange Agreement and Closing. In addition, subject to certain exceptions, the Company has agreed to covenants relating to (i) the submission of the Contribution and Exchange Agreement to the Company's stockholders for approval by written consent or at a meeting thereof, and (ii) recommendation by the Board of Directors of the Company (the “Board”) in favor of the adoption by the Company’s stockholders of the Contribution and Exchange Agreement.

Non-Solicitation

The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals. Neither Contributor nor APLD Intermediate shall solicit, discuss or negotiate any acquisition proposal with respect to Cloud other than with the Company; however, transactions involving Cloud as part of any proposed sale of APLD are not restricted.

Termination Fees and Expenses

The Contribution and Exchange Agreement contains certain customary termination rights for the Company and APLD Intermediate. Either the Company or APLD Intermediate may terminate the Contribution and Exchange Agreement (i) by mutual written consent, (ii) if the Business Combination has not been consummated on or before July 15, 2026, (iii) if any Order restrains, enjoins or otherwise prohibits the consummation of the Business Combination, or (iv) if the other party materially breaches or if there is a material inaccuracy in any of their respective representations, or warranties or the other party failed to perform any of its covenants or other agreements that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. In addition, APLD Intermediate may terminate the Contribution and Exchange Agreement if (i) the Company fails to obtain the requisite Stockholder Approval either by written consent or at a duly convened meeting of the Company’s stockholders, in either case, by the applicable deadline, or (ii) at any time after or concurrently with the announcement of a sale of APLD.

Unless the Contribution and Exchange Agreement is terminated in accordance with its terms, the Company shall pay, at the Closing, all fees and expenses of the parties, including the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, as well as all other out-of-pocket expenses incurred by such parties in connection with the negotiation, preparation, execution, and delivery of the Contribution and Exchange Agreement. If the Contribution and Exchange Agreement is terminated in accordance with its terms, each party shall be responsible for its own expenses, and APLD Intermediate and Contributor shall be responsible for any expenses incurred by Cloud.

The Closing is expected to occur in the second calendar quarter of 2026. However, there can be no assurance that the Business Combination will be completed on or prior to that time, or at all.

In connection with, and as a condition to the consummation of, the Business Combination, the Company intends to complete a private placement of shares of the Company’s Common Stock or convertible preferred stock up to an amount to be determined by APLD Intermediate (the “PIPE Investment”). The PIPE Investment, when consummated, will be dilutive to both Ekso legacy stockholders and Cloud.

The foregoing description of the Contribution and Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution and Exchange Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Investor Rights Agreement

In connection with, and effective upon, the Closing, the Company and the Contributor will enter into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the APLD Investor (as defined therein), or any group of APLD Investors collectively, that beneficially owns a majority of the outstanding voting securities of the combined company at any time will have the right to designate four (4) of the seven (7) directors on the combined company’s Board, including the Chairman (each such director, the “APLD Designee”). The initial APLD Designees, as of the Closing, are expected to be Wes Cummins (Chairman), Jason Zhang, Ella Benson and Richard Nottenburg, and the rest of the Board at the Closing is expected to be comprised of the combined company’s Chief Executive Officer and two directors mutually agreed upon by the APLD Designator (as defined in the Investor Rights Agreement) and the Company.

In addition, if the APLD Investors beneficially own less than a majority of the outstanding voting securities of the combined company, the APLD Investor(s) will be entitled to designate (i) if the APLD Investors beneficially own 25% or more of such voting securities, three directors, (ii) if the APLD Investors beneficially own at least 10% (but less than 25%) of such voting securities, two directors, and (iii) if the APLD Investors beneficially own less than 10% of such voting securities, one director. Any changes to the size of the combined company’s Board while the APLD Investors collectively beneficially own at least 30% of such company’s voting securities will require the written consent from the APLD Designator.

The Investor Rights Agreement also provides the APLD Investor (or group of APLD Investors) with (i) customary registration rights with respect to the resale of the Exchanged Shares received in the Business Combination, (ii) certain preemptive rights so long as the APLD Investors collectively beneficially own at least 10% of the combined company’s voting securities, (iii) consent rights so long as the APLD Investors beneficially own at least 30% of the combined company’s voting securities and (iv) certain governance, information and other rights with respect to the combined company.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a form of which is attached as Exhibit A to the Contribution and Exchange Agreement and filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

Based upon preliminary estimates and information available to the Company as of the date of this Current Report on Form 8-K, the Company is disclosing selected preliminary unaudited financial results for the fourth quarter ended December 31, 2025.

Summary Fourth Quarter 2025 Financial Results (unaudited)

●	Total revenue for the fourth quarter of 2025 is estimated to be in the range of $3.0 million to $3.1 million, compared to total revenue of $5.1 million for the fourth quarter of 2024.

●	Gross margin for the fourth quarter of 2025 is estimated to be in the range of 52% to 53%, compared to a gross margin for the same period in 2024 of approximately 53%.

●

Estimated cash as of December 31, 2025 was $1.2 million, which (for the avoidance of doubt) does not include the proceeds from the Company’s private placement transaction that closed on January 22, 2026, compared to $6.5 million as of December 31, 2024.

●	For the fourth quarter of 2025, the Company used an estimated $4.3 million of net cash in operations, compared to $1.4 million for the same period in 2024.

The estimated, projected or anticipated financial results, financial condition or other financial information discussed in this Current Report on Form 8-K are based on management’s preliminary unaudited analysis of financial results for the quarter ended December 31, 2025. As of the date of this Current Report on Form 8-K, the Company has not completed its financial statement reporting process for the quarter or year ended December 31, 2025, and the Company’s independent registered accounting firm has not audited the preliminary financial data discussed in this Current Report on Form 8-K. During the course of the Company’s period-end closing procedures and review process, including the finalization of its financial statements for and as of the quarter and year ended December 31, 2025, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary results.

The information furnished under this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Contribution and Exchange Agreement and Exchanged Shares is incorporated herein by reference.

The Exchanged Shares will be issued in a private placement transaction in reliance on the exemption from the registration requirements provided by Rule 506(b) under Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by Contributor.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2026, the Board approved the 2026 Omnibus Equity Incentive Plan (the “2026 Plan”), which will be adopted in connection with the Business Combination, will only become effective immediately upon Closing and is subject to stockholder approval. The purpose of the 2026 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other service providers develop a sense of proprietorship and personal involvement in the development and financial success of ChronoScale and to encourage them to devote their best efforts to the business of ChronoScale, thereby advancing the interests of ChronoScale and its stockholders. The key provisions of the 2026 Plan are as follows:

●	The 2026 Plan will continue until terminated by the Board, but no awards shall be granted on or after the 10th anniversary of the date of the 2026 Plan’s initial adoption by the Board.
●

The 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance stock units, incentive bonus awards, other cash-based awards and other stock-based awards to eligible employees, non-employee directors and other service providers, to be granted from time to time as determined by the Board or its designees.

●	An aggregate of 22,500,000 shares of Common Stock will be authorized for issuance pursuant to awards under the 2026 Plan.
●	The 2026 Plan will be administered by the Board or, if designated by the Board, the committee of the Board delegated with the authority to administer the 2026 Plan.

The foregoing description of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Plan, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2026, the Board adopted an amendment (“Amendment No. 1”) to the Company’s amended and restated by-laws (the “Bylaws”) to align certain provisions of the Bylaws with Nevada law by (i) removing the provision of the Bylaws prohibiting stockholder action by written consent, and (ii) revising the record date provision to clarify that such provision is only applicable to meetings of stockholders.

On February 14, 2026, the Board approved the Second Restated Articles, which will only become effective immediately prior to the Closing, subject to stockholder approval, and the Second Amended and Restated Bylaws (the “Second Restated Bylaws”), which will only become effective upon the Closing.

Under the Second Restated Articles, (i) the authorized shares of Common Stock will be increased from 141,428,571 to 290,000,000, (ii) ChronoScale will waive corporate opportunities for members of the Board and its stockholders, (iii) ChronoScale will elect not to be governed by Nevada Revised Statutes (“NRS”) 78.411 through NRS 78.444 and (iv) ChronoScale will permit removal of directors only for cause and require the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors to remove any director, among other things.

Under the Second Restated Bylaws:

●

For so long as APLD beneficially owns more than 50% of the voting power of the then outstanding shares of capital stock of ChronoScale, (i) the voting power of at least two thirds of the then outstanding shares entitled to vote at a meeting of the stockholders will be required to constitute a quorum and (ii) stockholders will be permitted to act via written consent; provided, however, that stockholders will not be permitted to act via written consent if APLD no longer beneficially owns more than 50% of the voting power of the then outstanding shares of capital stock of ChronoScale.

●	NRS 78.378 through 78.3793 shall apply to ChronoScale; provided, however, that such statutes shall not apply to APLD and its subsidiaries.

●	For so long as there are at least two APLD Designees serving on the Board, the presence of at least one such APLD Designee shall be required to constitute a quorum of the Board.
●

For so long as APLD beneficially owns at least 30% of the voting power of the then outstanding shares of capital stock of ChronoScale, the Second Restated Bylaws may be amended by the Board without the approval of the stockholders; provided, however, that upon such time as APLD beneficially owns less than 30% of the voting power of the then outstanding shares of capital stock of ChronoScale, the Board may not amend the Second Restated Bylaws without the approval of the stockholders or the stockholders may not amend the Second Restated Bylaws without the approval of the Board.

●	There shall be no cumulative voting in the election of directors.

The foregoing descriptions of Amendment No.1, the Second Restated Articles and the Second Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of each of Amendment No.1, the Second Restated Articles and Second Restated Bylaws, which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, hereto and incorporated by reference herein.

Additional Information and Where to Find It

Ekso expects to file a standalone information statement on Schedule 14C (“Information Statement”) or proxy statement on Schedule 14A (“Proxy Statement”) with the SEC in connection with the Business Combination. If the Business Combination and related proposals set forth in the Contribution and Exchange Agreement are approved by a written consent of Ekso’s stockholders holding a majority of the voting power of the Company, the Company will mail the definitive Information Statement to the stockholders as of the record date set forth in the written consent for informational purposes only. In the alternative, the Company will mail the definitive proxy statement and other relevant materials to Ekso’s stockholders as of a record date to be established for purposes of voting on the Business Combination and other matters described therein. APLD and Ekso will also file other documents regarding the Business Combination with the SEC.

This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and related proposals and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Before making any voting or investment decision, stockholders of Ekso, APLD and other interested parties are urged to read, when available, the Information Statement or the Proxy Statement, as applicable, and all other relevant documents filed or that will be filed with the SEC in connection with the Business Combination, because such documents will contain important information about APLD, Ekso, ChronoScale and the Business Combination and related proposals. Investors and security holders will also be able to obtain copies of the Information Statement or Proxy Statement, and all other documents filed or that will be filed with the SEC by ChronoScale, APLD, and Ekso, without charge, once available, on the SEC’s website (http://www.sec.gov).

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE BUSINESS COMBINATION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT ON FORM 8-K. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

If a Proxy Statement is filed, APLD, Ekso and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from Ekso’s stockholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of Ekso’s securities are, or will be, contained in Ekso’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Ekso’s stockholders in connection with the Business Combination, including the names and interests of ChronoScale’s and Ekso’s directors and executive officers, will be set forth in the Information Statement or Proxy Statement, as applicable, which is expected to be filed by Ekso with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not a proxy statement, information statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Ekso, Cloud or ChronoScale, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act, or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “intend,” “design,” “propose,” and “may.” Other examples of forward-looking statements may include, but are not limited to, (i) statements regarding the closing of, the Business Combination and the timing of the Business Combination; (ii) statements regarding certain filings the parties expect to make with the SEC in connection with the Business Combination, including statements regarding the filing of the preliminary and definitive Information Statement or Proxy Statement, as the case may be; (iii) statements regarding the combined business, including ownership of the combined business and board composition, the Second Restated Articles, the Second Restated Bylaws and the 2026 Plan; (iv) statements of combined company’s plans and objectives; (v) statements of assumptions underlying other statements and statements about the combined company or its business; and (vi) statements regarding the estimated financial results. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Ekso’s expectations. These risks, uncertainties, and other factors include: the parties’ ability to close the Business Combination; difficulties and delays in integrating the combined business resulting from the Business Combination; higher than anticipated transaction costs; the parties’ ability to realize the contemplated financial, business or strategic benefits associated with the Business Combination; the parties’ ability to obtain regulatory and stockholder approval for the Business Combination; the parties’ inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; and conditions in the debt and equity capital markets; changes resulting from the Company’s finalization of its financial statements for and as of the quarter ended December 31, 2025; information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 that are required to be included in such annual report; and the Company's failure to implement the Company's business plans or strategies. A further list and description of these and other risks, uncertainties and other factors can be found in Ekso’s and APLD’s respective most recently filed Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in each company’s subsequent filings with the SEC. Copies of Ekso’s filings are available online at www.sec.gov, or on request from Ekso. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and none of Ekso, APLD nor ChronoScale undertakes to update any of the information contained in these materials, except as required by law.

Item 9.01	Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws of Ekso Bionics Holdings, Inc.
3.2	Second Amended and Restated Articles of Incorporation
3.3	Second Amended and Restated Bylaws
10.1*

Contribution and Exchange Agreement, dated February 15, 2026, by and among Ekso Bionics Holdings, Inc., APLD ChronoScale Holdco LLC, APLD Intermediate Holdco LLC, and Applied Digital Cloud Corporation.

10.2	Form of Investor Rights Agreement by and between ChronoScale Corporation and APLD ChronoScale Holdco LLC.
10.3	2026 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain confidential information has been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

Dated: February 17, 2026